Exhibit (99)

NewsRelease
Corporate Communications
Wachovia Corporation

Media	Investors
Christy Phillips-Brown	Alice Lehman
704-383-8178	704-374-4139

Mary Eshet	Ellen Taylor
704-383-7777	212-214-1904

Wells Fargo & Company

Media	Investors
Julia Tunis Bernard	Emily Janowsky
415-222-3858	415-396-4496
Wachovia Announces Shareholder Approval of Wells Fargo Merger
Charlotte, December 23, 2008 – Wachovia Corporation (NYSE: WB) announced today that its shareholders approved the Wells Fargo merger at its special meeting of shareholders. The merger was approved by approximately 76 percent of the votes entitled to be cast by the holders of Wachovia’s outstanding shares of common stock and Series M preferred stock, including a majority of the outstanding shares of Wachovia’s common stock.
“We are pleased that Wachovia’s shareholders agree that the Wells Fargo/Wachovia combination will provide superior growth and long-term value to shareholders, customers, employees and our communities,” said Robert K. Steel, CEO of Wachovia. “We received overwhelming support from Wachovia’s shareholders today, with approximately 96 percent of the votes cast by Wachovia shareholders approving the transaction.”

“We believe our combined company will be a compelling value for Wachovia shareholders – and today’s vote shows they agree,” said Wells Fargo President and CEO John Stumpf. “Shareholders’ approval is a major step toward completing the merger and we now look forward to the official merger of our two companies a week from tomorrow. The actual merger integration of our companies’ systems, operations, products and services will be done very thoughtfully and deliberately over the next two to three years. I want to assure all customers of both companies that we’ll approach every discussion on the integration and conversion from the standpoint of what’s best for our customers.”
Wells Fargo and Wachovia Corporation announced their intention to merge on Oct. 3, 2008. The transaction is expected to close by the end of the year.
About Wells Fargo
Wells Fargo & Company is a diversified financial services company with $622 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and the internet (wellsfargo.com) across North America and internationally. Wells Fargo Bank, N.A. has the highest possible credit rating, “Aaa,” from Moody’s Investors Service and the highest credit rating given to a U.S. bank, “AA+,” from Standard & Poor’s Ratings Services.

About Wachovia
Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $764.4 billion and market capitalization of $7.6 billion at September 30, 2008. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to customers through 3,300 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $1.0 trillion in client assets through 14,600 financial advisors in 1,500 offices nationwide. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expected completion date of the merger and the combined company after the merger. Actual results may differ significantly from the expectations described in the forward-looking statements. Forward-looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes that occur after that date. For a discussion of factors that may cause actual results to differ from expectations, refer to each company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and Annual Report on Form 10-K for the year ended December 31, 2007, including information incorporated into each company’s 10-K from their respective 2007 annual reports, filed with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.

INFORMATION ABOUT THE MERGER
In connection with the proposed merger with Wachovia Corporation, Wells Fargo & Company has filed with the SEC, among other relevant documents, a registration statement on Form S-4 that includes a proxy statement of Wachovia that also constitutes a prospectus of Wells Fargo. Wachovia shareholders and other investors are urged to read the final proxy statement-prospectus because it describes the proposed merger and contains other important information. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain free copies of these documents by contacting Wells Fargo or Wachovia, as follows:
Wells Fargo & Company, Investor Relations, MAC A0101-025, 420 Montgomery Street, 2nd Floor, San Francisco, California 94104-1207, (415) 396-3668.
Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, (704) 374-6782
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